UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Delphax Technologies Inc.

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NEWS RELEASE

FOR IMMEDIATE DISTRIBUTION

DELPHAX TECHNOLOGIES ADJOURNS SPECIAL MEETING OF SHAREHOLDERS

UNTIL JULY 12, 2007

MINNEAPOLIS, June 29, 2007—Delphax Technologies Inc. (NASDAQ:DLPX), a global provider of high-speed digital printing systems, announced today that the shareholders meeting scheduled for yesterday was adjourned until Thursday, July 12, 2007 at 9:30 A.M. at the same location. The adjournment was due to not having received proxies from a majority of shareholders so as to constitute the necessary quorum to hold the meeting.

The Company also reported that of the proxies received so far, 2,616,000 shares are in favor and only 34,000 shares are opposed to the proposed financing that will be voted on at the meeting. However, a quorum, or 3,236,000 shares, must be present at the meeting in order to conduct the voting. The Company announced that it is contacting shareholders and expects to have enough proxies to constitute a quorum on the adjourned meeting date.

About Delphax Technologies Inc.

Delphax Technologies Inc. is a global leader in the design, manufacture and delivery of advanced digital print production systems based on its patented electron-beam imaging (EBI) technology. Delphax digital presses deliver industry-leading throughput for both roll-fed and cut-sheet printing environments. These flagship products are extremely versatile and handle a wide range of substrates from ultra lightweight paper to heavy stock. Delphax provides digital printing solutions to publishers, direct mailers and other printers that require systems capable of supporting a wide range of commercial printing applications. The company also licenses and manufactures EBI technology for OEM partners that create differentiated product solutions for additional markets. There are currently installations using Delphax EBI technology in more than 60 countries worldwide. The company is headquartered in Minneapolis, with subsidiary offices in Canada, the United Kingdom and France. Its common stock is publicly traded on the Capital Market tier of the NASDAQ Stock Market under the symbol: DLPX. Additional information is available on the company’s website at www.delphax.com.

Statements made in this news release concerning the company’s or management’s expectations about future results or events are “forward-looking statements.” Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary materially from stated expectations. Additional information concerning the factors that could cause actual results to differ materially from the company’s current expectations is contained in the company’s periodic filings with the Securities and Exchange Commission.

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CONTACTS:
Gregory S. Furness	Tom Langenfeld
Chief Financial Officer	(for Delphax Technologies Inc.)
Delphax Technologies Inc.	(952) 920-4624
(952) 939-9000 gfurness@delphax.com

C R E A T I N G N E W P O S S I B I L I T I E S T H R O U G H D I G I T A L I M A G I N G T E C H N O L O G Y

6100 West 110th Street • Bloomington, MN 55438 • Phone: 952.939.9000 • Fax: 952.939.1151 • Website: www.delphax.com